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                                                                 Exhibit (g)(18)

                      FOREIGN CUSTODY MONITORING AGREEMENT

     AGREEMENT made as of May 1, 2001, between NORTHERN INSTITUTIONAL FUNDS, a Delaware business trust (the "Trust"), and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and Northern is a U.S. Bank as defined in Rule 17f-5 under the 1940 Act;

     WHEREAS, the Trust has retained Northern to furnish custodial services;

     WHEREAS, the Board of Trustees of the Trust wishes to delegate to Northern the responsibility of monitoring the Trust's foreign custody arrangements and custody risks as provided in Rule 17f-5 and Rule 17f-7 under the 1940 Act, and Northern is willing to undertake such responsibility;

     WHEREAS, the Trust desires to place and maintain its Foreign Assets with one or more Eligible Securities Depositories as provided and defined in Rules 17f-5 and 17f-7 under the 1940 Act;

     WHEREAS, the Board of Trustees of the Trust has determined that it is reasonable to rely on Northern to perform the responsibilities delegated to it under this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. The Trust hereby delegates to Northern the responsibility of monitoring arrangements with Eligible Foreign Custodians (as defined in Rule 17f-5 under the 1940 Act) for the Trust's existing and future investment portfolios in accordance with Rule 17f-5, and Northern accepts such delegation and agrees to furnish the services set forth herein.

     2. With respect to each Eligible Foreign Custodian that holds assets of any investment portfolio of the Trust, Northern shall:

        (a) determine that the Trust's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with such Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

              (i) the Eligible Foreign Custodian's practices, procedures and internal controls, including but not limited to, the physical protections available for

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              certificated securities (if applicable), the method of keeping custodial records and the security and data protection practices;

              (ii) whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Trust's assets;

              (iii) the Eligible Foreign Custodian's general reputation and standing; and

              (iv) whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

        (b) determine that the written contract with such Eligible Foreign Custodian governing the foreign custody arrangements will provide reasonable care for the Trust's assets based on the standards specified in paragraph 2(a) above, and that such contract includes provisions that at least provide the following; provided, however, that such contract may contain, in lieu of any or all of the provisions specified in (b)(i) through (b)(v), such other provisions that Northern determines will provide, in their entirety, the same or a greater level of care and protection for the Trust's assets as those provided in (b)(i) through (b)(v) in their entirety:

              (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust will be adequately protected against the risk of loss of assets held in accordance with such contract;

              (ii) that the Trust's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws;

              (iii) that beneficial ownership for the Trust's assets will be freely transferable without the payment of money or value other than for safe custody or administration;

              (iv) that adequate records will be maintained identifying the assets as belonging to the Trust or as being held by a third party for the benefit of the Trust and that the Trust's independent public accountants will be given access to those records or confirmation of the contents of those records; and

              (v) that the Trust will receive periodic reports with respect to the safekeeping of the Trust's assets, including, but not limited to, notification

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                    of any transfer to or from the Trust's account or a third
                    party account containing assets held for the benefit of the Trust.

                  (c) establish a system to monitor the appropriateness of maintaining the Trust's assets with such Eligible Foreign Custodian and performance of the contract governing the Trust's foreign custody arrangements;

                  (d) provide to the Trust's Board of Trustees, at least annually, written reports notifying the Board of the placement of the Trust's assets with a particular Eligible Foreign Custodian and quarterly reports on any material changes to the Trust's foreign custody arrangements; and

                  (e) withdraw the Trust's assets from any Eligible Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirement of Rule 17f-5.

         3. In providing the services set forth above, Northern agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust's assets would exercise.

         4. Northern shall provide to the Trust or its investment adviser an analysis of the custody risks associated with maintaining assets with each Eligible Securities Depository.

         5. Northern shall monitor the custody risk associated with maintaining assets with each Eligible Securities Depository on a continuing basis and promptly notify the Trust or its investment adviser of any material change in these risks.

         6. In providing the services set forth in Paragraphs 4 and 5 above, Northern shall exercise reasonable care, prudence and diligence.

         7. If Northern believes that a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, (a) Northern shall cause the assets maintained with such depository to be withdrawn as soon as reasonably practical or (b) Northern shall immediately inform the investment adviser responsible for managing such assets.


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     This Agreement is executed by or on behalf of the Trust with respect to each of the portfolios and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a portfolio-by-portfolio basis, and the assets of one portfolio shall not be liable for the obligations of another portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
                                             NORTHERN INSTITUTIONAL FUNDS



                                             By: /s/ Eric Schweitzer
                                             -----------------------------------

                                             Name: Eric Schweitzer

                                             Title: Vice President
                                             -----------------------------------


                                            THE NORTHERN TRUST COMPANY

                                            By: /s/ William H. Belden III
                                            ------------------------------------

                                            Name: William H. Belden III
                                            ------------------------------------

                                            Title: Vice President
                                            ------------------------------------


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